QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We do hereby consent the reference to our firm under the caption "Experts" in this Registration Statement on Form S-1 and to the use in such Registration Statement of our reports dated December 17, 2002, relating to the financial statements and financial statement schedules of Stratus Services Group, Inc. and our report dated February 28, 2002 relating to the financial statements of Provisional Employment Solutions, Inc.

/s/ Amper, Politziner & Mattia P.C.

August 28, 2003
Edison, New Jersey

Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We do hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 17, 2003, relating to the financial statements of Elite Personnel Services, Inc. for the years ended December 31, 2001, 2000 and 1999.

/s/ Nadel & Associates
A Professional Corporation

August 27, 2003
Agoura Hills, California

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS
CONSENT OF INDEPENDENT ACCOUNTANTS